ABERDEEN EMERGING MARKETS SMALLER COMPANY OPPORTUNITIES FUND, INC. (formerly, Aberdeen Emerging Markets Telecommunications and Infrastructure Fund, Inc.)

Registration No. 811-08076
FORM N-SAR
Semi-Annual Period Ended April 30, 2013

SUB-ITEM 77D: Policies with respect to security investments

The response to question 77D regarding policies with respect to security investments submitted to a vote of security holders is hereby incorporated by reference to the Definitive 14A Proxy Statement as filed with the Securities and Exchange Commission on January 14, 2013 (SEC Accession No. 0001104659-13-002324).